Exhibit 99.1

Colony Capital, NorthStar Asset Management Group and NorthStar Realty Finance have Completed the

Previously Announced Largest Real Estate Merger of 2016 to Create Colony NorthStar, Inc.

A Global, Diversified Real Estate and Investment Management Leader with $58 Billion of Assets Under Management

Los Angeles, CA and New York, NY, January 10, 2017 - Colony NorthStar, Inc. (“Colony NorthStar” or the “Company”) (NYSE:CLNS) today announced the completion of the merger of Colony Capital, Inc. (“Colony”) (NYSE: CLNY), NorthStar Asset Management Group Inc. (“NSAM”) (NYSE: NSAM) and NorthStar Realty Finance Corp. (“NRF”) (NYSE: NRF). Colony NorthStar currently has an equity market capitalization of approximately $9 billion and assets under management of $58 billion, managing capital on behalf of its stockholders, institutional and retail investors in private funds and non-traded and traded real estate investment trusts (“REIT”) and 1940 Act companies. The transaction was originally announced on June 3, 2016 and approved by all three companies’ stockholders at their respective special meetings held on December 20, 2016. Colony NorthStar will benefit from:

1.	World-Class Real Estate and Investment Management Platform: Global, diversified equity REIT with $58 billion of assets under management, led by a seasoned management team with access to proprietary deal sourcing and a strong track record as a global investor, operator and investment manager.

2.	Larger, More Diversified and Stable Investment Portfolio: Well-diversified portfolio of real estate investments with concentration in healthcare, industrial, hospitality and opportunistic equity and debt.

3.	Investment Management Leadership/Wider Access to Capital Sources: Unmatched access and fiduciary commitment to global investors targeting real estate investment through Colony NorthStar’s institutional private funds management business, retail capital platforms including non-traded REITs and publicly-traded vehicles such as NorthStar Realty Europe Corp. (NYSE: NRE).

4.	Stronger Balance Sheet and Improved Liquidity: Approximately $24 billion balance sheet with significant excess liquidity expected from near-term asset monetizations which can be redeployed into new investments, to repurchase stock and/or to deleverage; targeting total debt-to-capitalization ratio of 50% or less with the goal of upgrading corporate credit profile and lowering overall cost of capital.

5.	Increased Scale and Market Exposure: Colony NorthStar will trade on the NYSE under the ticker symbol “CLNS” with an equity market capitalization of approximately $9 billion and will be added to the MSCI U.S. REIT Index (RMZ) on January 12, 2017 where it will be in the top quartile by equity market capitalization.

6.	Significant Cost Savings: Identified approximately $115 million in total annual cost synergies, consisting of approximately $80 million of cash savings and approximately $35 million of stock-based compensation savings.

7.	Best-in-Class Corporate Governance: The ten-member Board of Directors, eight of whom are independent and all of whom stand for election annually and are elected by majority voting standards, opted out of MUTA and adopted significant additional shareholder-focused governance policies.

Thomas J. Barrack, Jr., Executive Chairman of the Board, commented, “We are delighted to complete the merger of these three great companies leading to increased scale, diversity and value creation opportunities for Colony NorthStar and its stockholders. The closing of this transformative transaction represents a milestone in our collective long-term strategy of building a leading global real estate business focused on a core set of real estate verticals in addition to a top-tier institutional and retail investment management business.”

David T. Hamamoto, Executive Vice Chairman of the Board, added, “This partnership benefits Colony NorthStar’s combined stockholders with an even stronger value proposition through enhanced relationships, substantial efficiencies and synergies and greater scale in established, durable real estate and investment management businesses with broad-based capital access and investment opportunities.”

“We couldn’t be more excited about our future prospects as we focus on recognizing the strategic benefits from combining three companies that share a singular long-term vision,” said Richard B. Saltzman, Chief Executive Officer. “Our transition planning continues to progress well and we look forward to creating a highly competitive, world-class organization that balances a creative entrepreneurial spirit with institutional best practices and risk management. I thank the leadership teams and employees of all three companies for their past efforts and continuing dedication to this transformative merger while looking forward to the significant opportunities that lie ahead for Colony NorthStar.”

Leadership and Organization

Thomas J. Barrack Jr. is Executive Chairman of the Board of Directors, David T. Hamamoto is Executive Vice Chairman and Richard B. Saltzman is Chief Executive Officer.

The Company’s Board of Directors consists of ten directors in total, eight of whom are independent directors. In addition to Mr. Barrack and Mr. Hamamoto, the Company’s Board of Directors includes Nancy A. Curtin, George G.C. Parker, John A. Somers and John L. Steffens, all former directors of Colony; Justin E. Metz, former director of NSAM; and Charles W. Schoenherr, former director of NRF. Douglas Crocker II and Jon A. Fosheim were also elected to the Company’s Board of Directors.

Dividends

In accordance with the agreement and plans of merger among Colony, NRF and NSAM, the following dividends shall be paid as soon as reasonably practicable:

A dividend of $0.04444 per share of Colony common stock shall be paid to former Colony stockholders representing a pro rata dividend for the period from January 1, 2017 through January 10, 2017 of the quarterly dividend rate of $0.40 per Colony share.

A dividend of $0.04444 per share of NRF common stock shall be paid to former NRF stockholders representing a pro rata dividend for the period from January 1, 2017 through January 10, 2017 of the quarterly dividend rate of $0.40 per NRF share.

A one-time special dividend of $1.16 per share of NSAM common stock shall be paid to former NSAM stockholders.

Advisors

Colony was advised by BofA Merrill Lynch and received legal counsel from Willkie Farr & Gallagher LLP and Hogan Lovells LLP. Barclays, Credit Suisse, Deutsche Bank Securities, J.P. Morgan and Morgan Stanley also acted as financial advisors to Colony in connection with the transaction. NSAM was advised by Goldman Sachs and received legal counsel from Sullivan & Cromwell LLP, Goodwin Procter LLP as compensation and benefits counsel and Skadden, Arps, Slate, Meagher & Flom LLP and Hunton & Williams LLP as tax counsel. NSAM’s Special Committee was advised by Evercore and received legal counsel from Fried, Frank, Harris, Shriver & Jacobson LLP and Morris, Nichols, Arsht & Tunnell LLP. NRF’s Special Committee was advised by UBS Investment Bank and received legal counsel from Venable LLP. NRF received legal and tax counsel from Vinson & Elkins LLP.

About Colony NorthStar, Inc.

Colony NorthStar, Inc. (NYSE:CLNS) is a leading global real estate and investment management firm. The Company resulted from the January 2017 merger between Colony Capital, Inc., NorthStar Asset Management Group Inc. and NorthStar Realty Finance Corp. The Company has significant property holdings in the healthcare, industrial and hospitality sectors, opportunistic equity and debt investments and an embedded institutional and retail investment management business. The Company currently has assets under management in excess of $58 billion and manages capital on behalf of its stockholders, as well as institutional and retail investors in private funds, non-traded and traded real estate investment trusts and 1940 Act companies. In addition, the Company owns NorthStar Securities, LLC, a captive broker-dealer platform which raises capital in the retail market. The firm maintains principal offices in Los Angeles and New York with more than 500 employees in offices located across 17 cities in ten countries. The Company will elect to be taxed as a REIT for U.S. federal income tax purposes. For additional information regarding the Company and its management and business, please refer to www.clns.com beginning January 11, 2017.

Cautionary Statement Regarding Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond our control, and may cause actual results to differ significantly from those expressed in any forward-looking statement. Among others, the following uncertainties and other factors could cause actual results to differ from those set forth in the forward looking statements: operating costs and business disruption may be greater than expected; the ability of Colony NorthStar to retain its senior executives and maintain relationships with business partners following the consummation of the merger; the ability to realize substantial efficiencies and synergies as well as anticipated strategic and financial benefits, such as increased scale, diversity and value creation for Colony NorthStar and its stockholders; whether the merger will broaden Colony NorthStar’s access to capital and result in an expansion of its relationships and investment opportunities; and the impact of legislative, regulatory and competitive changes. The foregoing list of factors is not exhaustive. Additional information about these and other factors can be found in Colony NorthStar’s and each company’s respective reports filed from time to time with the Securities and Exchange Commission.

Colony NorthStar cautions investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this press release. Colony NorthStar is under no duty to update any of these forward-looking statements after the date of this press release, nor to conform prior statements to actual results or revised expectations, and Colony NorthStar does not intend to do so.

Contacts:

Colony NorthStar, Inc.

Megan Gavigan / Emily Deissler / Hayley Cook

Sard Verbinnen & Co.

(212) 687-8080

Owen Blicksilver

Owen Blicksilver PR, Inc.

(516) 742-5950

or

Lasse Glassen

Addo Communications, Inc.

(310) 829-5400

lasseg@addocommunications.com

Joe Calabrese

Investor Relations

(212) 827-3772